INTEREST TRANSFER AGREEMENT

This INTEREST TRANSFER AGREEMENT (as amended, modified and supplemented from time to time, the “Agreement”) dated as of November 24, 2006 (the “Effective Time”), between Highcrest Investors Corp., a Delaware corporation (“Highcrest”), Meadow Star Partner LLC, a Delaware limited liability company (“MS Partner,” and together with Highcrest, the “Transferors”), AREP O&G Holdings LLC, a Delaware limited liability company (“O&G LLC”) and AREH Oil & Gas Corp., a Delaware corporation (“O&G Corp.”, and together with O&G LLC, the “Transferees”).

W I T N E S S E T H

WHEREAS, Highcrest is the owner of ninety nine percent (99%) of the limited liability company member interests (the “Majority Interest”) of Meadow Star LLC, a Delaware limited liability company (“Meadow Star”);

WHEREAS, MS Partner is the owner of one percent (1%) of the limited liability company member interests (the “Minority Interest”, and together with the Majority Interests, the “Interests”) of Meadow Star;

WHEREAS, the parties hereto and American Real Estate Partners L.P., a Delaware master limited partnership (“AREP”), the indirect parent of the Transferees, have determined that the Transfer (as hereinafter defined) is in the best interest of the parties hereto and will facilitate AREP’s indirect participation in a potential transaction involving the acquisition of the equity interests of Reckson Associates Realty Corp. and Reckson Operating Partnership, L.P.;

WHEREAS, Highcrest desires to transfer as of the Effective Time its Interests, as set forth on Exhibit A hereto, to O&G Corp. and O&G LLC, and each of O&G Corp. and O&G LLC desire to accept such Interests as of the Effective Time on the terms and conditions set forth herein (the “Highcrest Transfer”);

WHEREAS, MS Partner desires to transfer as of the Effective Time its Interests, as set forth on Exhibit A hereto, to O&G LLC, and O&G LLC desires to accept such Interests as of the Effective Time on the terms and conditions set forth herein (the “MS Partner Transfer”, and together with the Highcrest Transfer, the “Transfer”); and

WHEREAS, Meadow Star is a general partner and a limited partner of Rome Acquisition Limited Partnership, a Delaware limited partnership (“Rome”), and is a party to the Agreement of Limited Partnership of Rome Acquisition Limited Partnership (“Partnership Agreement”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereto hereby agree as follows:

Section 1.  Definitions.

1.1.  The following capitalized terms shall have the following meanings:

“Asserted Liability” shall have the meaning set forth in Section 5.3(1).

“Claims Notice” shall have the meaning set forth in Section 5.3(1).

“Indemnifying Party” shall have the meaning set forth in Section 5.3(1).

“Indemnitee” shall have the meaning set forth in Section 5.3(1).

“Lien” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, claim, equity interest, participation interest, security interest or other charge or encumbrance of any kind in or on such asset and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

“Losses” shall have the meaning set forth in Section 5.1.

“Operating Agreement” shall have the meaning set forth in Section 2.1.

1.2.  The headings or subheadings of Sections are inserted for convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement. References herein to any agreement or other instrument shall be deemed to include references to such agreement or other instrument as varied, amended, supplemented or replaced from time to time pursuant to the applicable provisions thereof. Where the context permits, words importing the plural shall include the singular and vice versa, and references to a person or “Person” shall be construed as references to an individual, firm, company, corporation or unincorporated body of persons.

Section 2.  Agreement to Transfer and Assign; Delivery and Acceptance.

2.1.  On the terms and subject to the conditions set forth herein, as of the Effective Time, (i) each Transferor transfers, assigns, sets over and otherwise conveys to the applicable Transferee all of the Transferor’s right, title and interest in, to and under the Interests, as set forth on Exhibit A hereto, whether arising under the Operating Agreement of Meadow Star LLC, as the same may be amended from time to time (the “Operating Agreement”), or otherwise, and agrees to remain liable for any of the obligations and liabilities in the foregoing incurred, due and payable prior to the Effective Time and (ii) each Transferee accepts, assumes, takes over and succeeds to all of the applicable Transferor’s rights, title and interest in and to the Interests, as set forth on Exhibit A hereto, and such Transferee covenants and agrees to discharge, perform and comply with, and to be bound by, all the terms, conditions, provisions, obligations, covenants and duties of the applicable Transferor in connection with the applicable Interests, including, without limitation, those arising under the Operating Agreement, from and after the Effective Time, as if such Transferee were an original party thereto.

2.2.  Notwithstanding Section 2.1 of this Agreement or any other provisions of this Agreement, to the extent the Transferees choose, in their absolute discretion, not to cause Meadow Star to comply with its obligation to contribute its Initial Capital Contribution (as defined in the Partnership Agreement) as set forth in Section 3.1 of the Partnership Agreement, the Transferors shall remain liable for complying with such obligation set forth in Section 3.1 of the Partnership Agreement.

2.3.  Pursuant to Section 7 of the Operating Agreement, upon the occurrence of the Transfer hereunder, the Transferees shall each become a member of Meadow Star and shall have all of the rights and powers and shall be subject to all of the duties and obligations of a member thereunder.

Section 3.  Representations; Warranties and Covenants.

3.1.  Each Transferor represents and warrants to the applicable Transferee that:

(1)  Organization; Powers. Such Transferor (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on the performance by such Transferor of its obligations under this Agreement, and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement.

(2)  Authorization; Conflicts. The execution, delivery and performance by such Transferor of this Agreement and the performance of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite action and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation the effect of which would be to cause or be reasonably expected to have a material adverse effect on the ability of such Transferor to perform any of its obligations under this Agreement, (2) any order of any governmental authority having proper jurisdiction over such Transferor, (3) any provision of the organizational documents of such Transferor, or (4) any provision of any indenture, loan agreement or other material agreement to which such Transferor is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, loan agreement or other material agreement or (C) result in the creation or imposition of any Lien upon or with respect to the Interests.

(3)  Enforceability. This Agreement has been duly authorized, executed and delivered by such Transferor and constitutes the legal, valid and binding obligations of such Transferor enforceable against such Transferor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(4)  Title and Ownership. Such Transferor is the sole legal and beneficial owner of its respective Interests and has full power and lawful authority to transfer, convey and assign to the applicable Transferee all of such Transferor’s right, title and interest in and to its respective Interests in the manner contemplated hereby. The provisions of this Agreement are effective to convey to, and vest in, the applicable Transferee ownership of the applicable Interests, and such Transferee shall be entitled to exercise all rights of a member under such Interests. After giving effect to the consummation of the transactions contemplated hereby, neither such Transferor nor any person claiming under or through such Transferor has any valid claim to or interest in such Interests.

(5)  Liens. The Interests are free from all Liens. Upon execution of this Agreement, legal title to the Interests and all rights and benefits under the applicable Interests shall pass to the applicable Transferee as of the Effective Time.

(6)  Consents and Approvals. No consent, approval or authorization from, or filing or declaration with, any Person or any Governmental Authority is required to be made by such Transferor to give the applicable Transferee a perfected ownership interest in the applicable Interests or for the consummation of the transactions contemplated hereby.

3.2.  Each Transferee represents and warrants to the applicable Transferor that:

(1)  Organization; Powers. Such Transferee (i) is duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on the performance by such Transferee of its obligations under this Agreement, and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement.

(2)  Authorization. The execution, delivery and performance by such Transferee of this Agreement and the performance of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite action and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation the effect of which would be to cause or be reasonably expected to have a material adverse effect on the ability of such Transferee to perform any of its obligations under this Agreement, (2) any order of any governmental authority having proper jurisdiction over such Transferee, (3) any provision of the organizational documents of such Transferee, or (4) any provision of any indenture, loan agreement or other material agreement to which such Transferee is a party or by which it or any of its property is or may be bound, or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, loan agreement or other material agreement.

(3)  Enforceability. This Agreement has been duly authorized, executed and delivered by such Transferee and constitutes the legal, valid and binding obligations of such Transferee enforceable against such Transferee in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors, rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(4)  Consents and Approvals. No consent, approval or authorization from, or filing or declaration with, any Person or any Governmental Authority is required to be made by the applicable Transferor to give such Transferee a perfected ownership interest in the applicable Interests or for the consummation of the transactions contemplated hereby.

3.3.  All representations, warranties, covenants and agreements of the parties contained herein shall survive the execution and delivery of this Agreement and the closing hereunder.

Section 4.  Further Assurances.

4.1.  Each Transferor agrees that at any time and from time to time at Transferees’ expense, each Transferor shall promptly and duly execute, deliver, file, register and record any and all such further instruments and documents and take such further actions as required by law or as either Transferee may reasonably request in writing in order (i) to protect the title and ownership of such Transferee to its respective Interests and (ii) to permit such Transferee to obtain the full benefits of this Agreement and the rights and powers herein granted.

Section 5.  Indemnification; Limitation on Liability.

5.1.  Obligation of the Transferors To Indemnify. The Transferors agree to indemnify, defend and hold harmless the Transferees (and their respective directors, officers, employees, affiliates, successors and assigns) from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys’ fees and disbursements) (“Losses”) based upon, arising out of, or otherwise in respect of (i) any inaccuracy in or any breach of any representation, warranty, covenant or agreement of such Transferor contained in this Agreement, and (ii) the ownership of the Interests prior to the Effective Date. After the Effective Date, the Transferees’ sole remedy for any breach of any representation or warranty of the Transferors expressly set forth in this Agreement shall be for indemnification pursuant to this Section 5.

5.2.  Obligation of the Transferees To Indemnify. The Transferees agree to indemnify, defend and hold harmless the Transferors (and their respective directors, officers, employees, affiliates, successors and assigns) from and against all Losses based upon, arising out of, or otherwise in respect of any inaccuracy in or any breach of (i) any representation, warranty, covenant or agreement of the Transferees contained in this Agreement and (ii) the ownership of the Interests on and after the Effective Date. After the Effective Date, the Transferors’ sole remedy for any breach of any representation or warranty of the Transferees expressly set forth in this Agreement shall be for indemnification pursuant to this Section 5.

5.3.  Notice and Opportunity To Defend.

(1)  Notice of Asserted Liability. Promptly after receipt by any party hereto (the “Indemnitee”) of notice of any demand, claim or circumstances, which, with a lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (the “Asserted Liability”) that may result in a Loss, the Indemnitee shall give notice thereof (the “Claims Notice”) to any other party obligated to provide indemnification pursuant to Section 5.1 or 5.2 (“Indemnifying Party”). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(2)  Opportunity To Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires), notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to pay an indemnity under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

Section 6.  Notices.

Any notice or communication under this Agreement shall be sufficiently given if in writing and mailed by first-class mail, postage prepaid, or delivered in person or by telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

If to Highcrest or MS Partners:

Icahn Associates Corp.
767 Fifth Avenue
New York, New York 10153
Attention: Legal Department
Telecopy No.: (212) 688-1158

If to O&G Corp. or O&G LLC:

c/o American Real Estate Holdings Limited Partnership
White Plains Plaza
445 Hamilton Avenue - Suite 1210
White Plains, NY 10601
Attention: President
Telecopy No.: (914) 614-7001

Either of the above parties by notice to the other party may designate additional or different addresses for subsequent notices or communications. All notices and communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopier; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is given in the manner provided above within the time prescribed, it is duly given, whether or not such party receives it.

Section 7.  Amendment.

Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the Transferees and the Transferors.

Section 8.  Successors and Assigns.

All covenants and agreements in this Agreement made by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

Section 9.  Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute but one Agreement.

Section 10.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)  IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE TRANSFEREE OR THE TRANSFEROR ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, STATE OF NEW YORK AND THE TRANSFEREES AND THE TRANSFERORS EACH HEREBY WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT, THE TRANSFEREE AND THE TRANSFEROR EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c)  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 11.  Severability.

Any provision of this Agreement that may be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof so long as the economic or legal substance for the transactions contemplated thereby is not affected in any manner adverse to any party. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

TRANSFERORS:

HIGHCREST INVESTORS CORP.

By: /s/ Keith Cozza_____________________________
Name: Keith Cozza
Title: Vice President

MEADOW STAR PARTNER LLC

By: /s/ Keith Cozza_____________________________
Name: Keith Cozza
Title:   Treasurer

TRANSFEREES:

AREP O&G HOLDINGS LLC
By: AREP Oil & Gas Holdings LLC, its sole member
By: American Real Estate Holdings Limited Partnership, its sole member
By: American Property Investors, Inc., its general partner

By: /s/ Hillel Moerman_____________________________
Name: Hillel Moerman
Title: Chief Financial Officer; Treasurer

AREH OIL & GAS CORP.

By: /s/ Hillel Moerman_____________________________
Name:  Hillel Moerman
Title:   Chief Financial Officer; Treasurer

[Interest Transfer Agreement, effective as of November 24, 2006, between Highcrest Investors Corp. and Meadow Star Partner LLC (as transferors) and AREP O&G Holdings LLC and AREH Oil & Gas Corp. (as transferees) Re: Meadow Star LLC]

EXHIBIT A

Transfers By Highcrest Investors Corp.

Transferee	Percentage of Interests

AREH Oil & Gas Corp.	95%
AREP O&G Holdings LLC	4%

Transfers By Meadow Star Partner LLC

Transferee	Percentage of Interests

AREP O&G Holdings LLC	1%